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Exhibit 32

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

February 23, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted in connection with the annual report on Form 10-K of Comcast Corporation (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Brian L. Roberts, the Chief Executive Officer, Lawrence S. Smith, the Co-Chief Financial Officer and John R. Alchin, the Co-Chief Financial Officer of Comcast Corporation, each certifies that, to the best of his knowledge:

  1.
  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

  2.
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Comcast Corporation.

/s/ BRIAN L. ROBERTS Name: Brian L. Roberts Chief Executive Officer
/s/ LAWRENCE S. SMITH Name: Lawrence S. Smith Co-Chief Financial Officer
/s/ JOHN R. ALCHIN Name: John R. Alchin Co-Chief Financial Officer

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Certification Pursuant to Section 906 of the Sarbanes-Oxley Act